Exhibit 10.42
Chordiant Software, Inc.

Order Form

By the terms of this Order Form, Chordiant Software, Inc. (“Chordiant”) agrees to license its software to CIGNA Corporation (“CIGNA”), a customer of International Business Machines, Inc. (“IBM”) in accordance with the terms of the Software License and Services Agreement (the “License Agreement”) dated September 28, 2006 between Chordiant and CIGNA. In consideration of Chordiant entering into such License Agreement, IBM will pay Chordiant in the amounts and on the terms set forth below in this Order Form.

Customer Name:  CIGNA Corporation

A: SOFTWARE LICENSE

Designated Center:

Hardware: IBM
Operating System: AIX
Customer Application: Contact Center Architecture
Customer Relational Database (Marketing product Software): UDB
Geographic Location: North America
Licensed End-User: CIGNA

Software Product(s)	Quantity	License Type (i.e. Named User/Client, Server, Developer) URN’s (no. of)	License Fee

Chordiant Call Center Browser Edition	4,000	Concurrent Users

Chordiant Foundation Server	86	CPU
- Application Components
- Business Process Server
- Security Server
- CTI Server
- Persistence Server
- Request Server
- JDBC Connector
- Chordiant Connector for WebSphere MQ
- Chordiant Interaction Controller

Chordiant Tools Bundle	30	Developers
- Chordiant Business Process Designer
- Chordiant Café Developer Environment

Subtotal			$ 8,537,360

Chordiant Rules Server	86	CPU	$262,370

Chordiant Rules Designer	10	Designers	$200,270

Subtotal			$462,640

License Fee:         $9,000,000

B. ANNUAL SUPPORT FEE(S)

Initial Annual Support and Maintenance Fee     $1,000,000

At IBM’s option, after expiration of the initial Support period and each subsequent renewal period, IBM may acquire an additional one year of Support services for the Software licensed under this Order Form, for an annual support fee of $1,000,000. For any Support renewal period, IBM cannot refuse to acquire an additional year of Support services unless CIGNA has given them prior written approval to do so, which IBM will send to Chordiant at least thirty days prior to the expiration of the then current term of Support.

Support.

Standard support services will be provided for the Software so long as the Annual Support and Maintenance Fees have been paid. The fee for each renewal period will be due and payable by IBM in full Net 60 days from receipt by IBM of an accurate invoice, which will be based on the issuance to Chordiant by IBM of an electronic purchase order.

For a minimum period of five (5) years commencing from the date of Delivery of the Software listed above, Chordiant will make Maintenance Services available for the Software listed above.

Payment Terms

The License fee and the first year’s Annual Support and Maintenance fee (Total = $10,000,000) are due and payable by IBM from receipt by IBM of an accurate invoice, which will be based on the issuance to Chordiant by IBM of an electronic purchase order, on the following dates:

Payment Date	Amount

Date of execution	$5,000,000
January 31, 2007	$2,500,000
March 31, 2007	$2,500,000

Future Option Pricing.

The parties agree that IBM shall have the option to license additional quantities of the Software Products listed within this Order Form from Chordiant at the following quantities and License Fees for a period of 5 years from execution of this agreement:

Software Product(s)	Quantity	License Type (i.e. Named User/Client, Server, Developer) URN’s (no. of)
Chordiant Call Center Browser Edition	500	Concurrent Users
Chordiant Foundation Server	8	CPU

Total One-Time License Fee:        $1,125,000

The initial annual support and maintenance fee for each bundle of 500 additional CCABE Concurrent Users and 8 additional CPUs for Chordiant Foundation Server will be $125,000. At IBM’s option, after expiration of the initial Support period and each subsequent renewal period, IBM may acquire an additional one year of Support services for an annual support fee of $125,000.

Any subsequent license based on options detailed above shall be set forth in a subsequent Order Form(s).

Miscellaneous.

Additionally, the parties agree that:

(i)
Chordiant warrants for a period of 180 days from the delivery date that the Software, as delivered by Chordiant, will substantially perform the functions described in the associated Documentation in all material respects when operated on the application server on which the Documentation states the Software can operate. Provided that IBM gives Chordiant written notice of a breach of the foregoing warranty during the warranty period, Chordiant shall correct any reproducible errors that cause the breach of the warranty in accordance with its technical support policies, or if Chordiant is unable to make the Software operate as warranted, Customer shall be entitled to terminate the Software license, and Chordiant shall refund the License Fees paid for the applicable Software license to IBM.

(ii)	Chordiant warrants the diskettes/CD disks media to be free of defects in materials and workmanship for thirty (30) days from the delivery date. Chordiant shall replace defective media.
(iii)	Except for the remedy provided in clause (i) above, all fees due under this Order Form shall be non-cancelable and the sum paid non-refundable.
(iv)	IBM shall have no right, title or interest to the software licenses described in this Order Form.
(v)
As specified on this Order Form, Chordiant shall deliver to IBM, one copy of the Software media and Documentation (CD-ROM or bound, whichever is generally available) (“Master Copy”) for each Software license specified above for use at the Designated Center. IBM shall be responsible for installation of the Software. Software is deemed accepted upon delivery to IBM.

Chordiant Software Inc.    International Business machines
Corporation:

/s/ Steven R. Springsteel    /s/ Randy N. Henning
Signature      Signature

Steven R. Springsteel        Randy N. Henning
Print Name          Print Name

President and CEO     Enterprise Software Relationship Manager
Print Title       Print Title

Date: September 28, 2006     Date: September 28, 2006

Chordiant Software, Inc.
/s/ Peter S. Norman
Signature

Peter S. Norman
Print Name

CFO
Print Title

Date: September 28, 2006